UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2013

The Ensign Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33757	33-0861263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27101 Puerta Real, Suite 450, Mission Viejo, CA		92691
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 487-9500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information included in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

On November 7, 2013, the Board of Directors (the “Board”) of The Ensign Group, Inc. (the “Company”) declared a dividend of one preferred stock purchase right (a “Right”) for each outstanding share of common stock, par value $0.001 per share (“Common Stock”). The dividend is payable to holders of record at the close of business on November 18, 2013. The specific terms of the Rights are contained in the Rights Agreement, dated as of November 7, 2013 (the “Rights Agreement”), by and between the Company and Registrar and Transfer Company, as Rights Agent.

The Board authorized the adoption of the Rights Agreement in connection with its plan to separate its healthcare business and its real estate business into two separate, publicly traded companies:

•	the Company, which will continue to provide healthcare services through its existing operations; and

•	CareTrust REIT, Inc. (“CareTrust”), which will own, acquire and lease real estate serving the healthcare industry.

The Company plans to effect the separation by distributing all of the outstanding shares of common stock of CareTrust to the Company’s stockholders on a pro rata basis (the “Spin-Off”). At the time of the Spin-Off, CareTrust, which is currently a wholly owned subsidiary of the Company, will hold substantially all of the real property owned by the Company, and will operate three independent living facilities. CareTrust intends to elect to be taxed and intends to qualify as a real estate investment trust (“REIT”), for U.S. federal income tax purposes commencing with its taxable year ending December 31, 2014.

As a REIT, CareTrust will have to satisfy certain requirements relating to diversity of ownership, including a requirement that not more than 50% of its stock may be owned by five or fewer individuals. In order to help CareTrust satisfy the REIT requirements, its charter will include “excess share” provisions typical for REITs that will prohibit ownership of more than 9.8% of its outstanding shares. The Rights Agreement has been adopted to discourage anyone from exceeding this ownership level at the Company prior to the Spin-Off, and thereby facilitate CareTrust’s REIT qualification after the Spin-Off. The Rights Agreement also will protect against any coercive or abusive takeover tactics, and help ensure that the Company’s stockholders are not deprived of the opportunity to realize the full and fair value of their investment.

In general terms, and subject to certain exceptions, the Rights Agreement restricts any person or group from acquiring beneficial ownership of 9.8% or more of the outstanding Common Stock, or, in the case of any person or group that owns 9.8% or more of the outstanding Common Stock on November 7, 2013 (the date of announcement of the Rights Agreement), any additional shares of Common Stock.

The following is a summary of the terms of the Rights Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement, which is Exhibit 4.1 hereto and is incorporated herein by reference.

The Rights. Initially, the Rights will be evidenced only by certificated or book-entry ownership of Common Stock. Until the Distribution Date described below, the Rights will not be exercisable, and will not be transferable apart from the Common Stock. New Rights will accompany any new shares of Common Stock issued after November 18, 2013, and prior to the Distribution Date. Prior to exercise, a Right will not give its holder any dividend, voting or liquidation rights.

Distribution Date. The Rights will become exercisable on the “Distribution Date,” which is the earlier of (i) the close of business on the 10th business day after public announcement that a person or group has become an “Acquiring Person,” as described below, or (ii) the close of business on the 10th business day after a third party makes a tender offer or exchange offer which, if consummated, would result in such third party becoming an Acquiring Person. On the Distribution Date, the Rights will separate from the Common Stock and will thereafter be evidenced by book-entry credits or by Rights certificates that the Company will mail to all eligible holders of Common Stock. Any Rights held by an Acquiring Person will be void and may not be exercised.

Exercise of Rights. On or after the Distribution Date, each Right (other than Rights owned by an Acquiring Person) will initially entitle the holder to purchase one one-thousandth of a share of a newly authorized series of participating preferred stock of the Company designated as Series A Junior Participating Preferred Stock, par value $0.001 per share (the “Preferred Stock”), for a purchase price of $200 (subject to adjustment) (the “Exercise Price”).

Preferred Stock Provisions. The value of one one-thousandth of a share of Preferred Stock is intended to approximate the value of one share of Common Stock. Each share of Preferred Stock, if issued:

•	will entitle its holder to quarterly dividend payments equal to $1.00, or an amount equal to the dividend paid on 1,000 shares of Common Stock, whichever is greater;

•	will entitle its holder upon liquidation to receive $1,000 (plus an amount equal to any accumulated, accrued and unpaid dividends thereon), or an amount equal to the payment made on 1,000 shares of Common Stock, whichever is greater;

•	will entitle its holder to a payment equal to the payment made on 1,000 shares of Common Stock if shares of Common Stock are exchanged via merger, consolidation or a similar transaction;

•	will have the same voting power as 1,000 shares of Common Stock; and

•	will not be redeemable.

Definition of Acquiring Person. An “Acquiring Person” is a person or group that acquires beneficial ownership of 9.8% or more of the shares of Common Stock then outstanding, other than: (i) the Company, its subsidiaries and their respective employee benefit plans and employee stock plans; (ii) certain stockholders that have no stated intent of affecting control who, inadvertently or without knowledge of the terms of the Rights, acquire shares of Common Stock that result in ownership of 9.8% or more of the shares then outstanding and who thereafter promptly reduce their ownership of shares below 9.8%; (iii) a person who becomes an Acquiring Person solely as a result of the Company repurchasing shares of Common Stock (unless and until such person acquires additional shares representing 1% or more of the shares then outstanding); (iv) any person who acquires shares of Common Stock representing 9.8% or more of the shares then outstanding with the prior approval of the Board, so long as such person’s ownership of shares does not exceed any other limit established by the Board; or (v) any stockholder who, as of the time of the first public announcement of adoption of the Rights Agreement, beneficially owns 9.8% or more of the shares of Common Stock then outstanding (unless and until such person thereafter acquires any additional shares of Common Stock).

Definition of Beneficial Ownership. For purposes of the Rights Agreement, beneficial ownership is defined to include: beneficial ownership as determined under Rule 13d-3 under the Securities Exchange Act of 1934, as amended; ownership of securities, contract rights or derivative positions that provide the economic equivalent of ownership; and constructive ownership under sections of the Internal Revenue Code of 1986, as amended, applicable for purposes of determining satisfaction of REIT ownership tests.

Flip-In. If any person or group becomes an Acquiring Person, all holders of Rights (other than the Acquiring Person) may purchase, at the Right’s then current exercise price, Common Stock having a value equal to twice the exercise price of the Right, in effect enabling a purchase at half-price.

Flip-Over. After a person or group becomes an Acquiring Person, if the Company engages in (i) a merger or other business combination transaction in which the Company is not the surviving corporation or in which the Common Stock is changed into or exchanged for stock or other securities of another entity or cash or other property, or (ii) a sale or transfer, in one transaction or a series of transactions, with respect to 50% or more of its assets, cash flow or earning power, then all holders of Rights (other than the Acquiring Person) may purchase, at the Right’s then current exercise price, common stock of the other party to such transaction having a value equal to twice the exercise price of the Right, in effect enabling a purchase at half-price.

Exchange Option. At any time after a person or group becomes an Acquiring Person (and prior to any person or group becoming the beneficial owner of 50% or more of the shares of Common Stock then outstanding), the Board may extinguish the Rights by causing each Right (other than Rights owned by an Acquiring Person) to be exchanged for one share of Common Stock.

Redemption. The Board may redeem the Rights, in whole, but not in part, at a price of $0.001 per Right, prior to the close of business on the 10th business day following a public announcement that a person or group has become an Acquiring Person.

Anti-Dilution Provisions. The Board may adjust the Exercise Price, the number of shares of Preferred Stock issuable and the number of outstanding Rights to prevent dilution that may occur from, among other things, a stock dividend, a stock split or a stock reclassification. No adjustments to the Exercise Price of less than 1% will be made.

Amendments. Prior to the Distribution Date, the Company and the Rights Agent may amend the Rights Agreement in any respect. From and after the Distribution Date, the Company and the Rights Agent may not amend the Rights Agreement in any manner that adversely affects the interests of the holders of the Rights (other than an Acquiring Person). The Rights Agreement may not be amended at any time that the Rights are not redeemable other than to cure any ambiguity, or correct or supplement any provision that may be defective or inconsistent with any other provisions.

Expiration. The Rights will expire at 5:00 P.M., New York City time, on the earlier of (i) the first business day after the Spin-Off, or (ii) November 6, 2014, unless redeemed or exchanged earlier or unless the Board extends the expiration date.

No Rights as a Stockholder; Other Matters. Until a Right is exercised, the holder of the Right, as such, is not entitled to any separate rights as a stockholder of the Company (such as voting or dividend rights). Although the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income if the Rights become exercisable for shares of Common Stock (or other consideration) or for shares of common stock of an acquiring company or if the Rights are redeemed.

Anti-Takeover Effects. The Rights may have certain anti-takeover effects. The Rights may cause substantial dilution to any person or group that attempts to acquire the Company without the approval of the Board. As a result, the overall effect of the Rights may be to render more difficult or discourage a merger, tender offer or other business combination involving the Company that is not supported by the Board.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement, the Board approved the Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (the “Certificate of Designation”), which is Exhibit 3.1 hereto and is incorporated herein by reference. The Certificate of Designation was filed with the Secretary of State of the State of Delaware and became effective on November 7, 2013. The summary of the rights, powers and preferences of the Preferred Stock set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference and is qualified in its entirety by reference to the full text of the Certificate of Designation.

Item 7.01	Regulation FD Disclosure.

The Company’s presentation to investors relating to the Spin-Off is furnished herewith as Exhibit 99.1.

Item 8.01	Other Events.

On November 7, 2013, the Company issued a press release announcing the Spin-Off, the adoption of the Rights Agreement and the declaration of the dividend of the Rights. The press release, which is Exhibit 99.2 hereto, is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this report:

Exhibit Number	Description

3.1	Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of the State of Delaware on November 7, 2013.

4.1	Rights Agreement, dated as of November 7, 2013, between The Ensign Group, Inc. and Registrar and Transfer Company, as Rights Agent.

99.1	Investor Presentation.

99.2	Press Release, dated November 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2013	THE ENSIGN GROUP, INC.

	By:	/s/ Suzanne D. Snapper
Suzanne D. Snapper Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of the State of Delaware on November 7, 2013.

4.1	Rights Agreement, dated as of November 7, 2013, between The Ensign Group, Inc. and Registrar and Transfer Company, as Rights Agent.

99.1	Investor Presentation.

99.2	Press Release, dated November 7, 2013.